Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@cistchina.com	Email: crocker.coulson@ccgir.com
www.ccgelite.com

FOR IMMEDIATE RELEASE

China Information Security Technology, Inc. Approved to List on the NASDAQ Global Market

SHENZHEN CITY, China, May 22, 2008 – China Information Security Technology, Inc., (OTC Bulletin Board: CIFS) ("China Information Security" or the "Company"), a leading provider of Information Security and 3S (Geographic Information Systems - GIS, Global Positioning Systems - GPS and Remote Sensing - RS) services in China, today announced that it has received approval for listing on the NASDAQ Global Market.

China Information Security's common stock will begin trading on the NASDAQ Global Market on May 23, 2008, under the trading symbol "CPBY."

"We are extremely pleased that we have been approved to list on the NASDAQ Global Market along with some of the most respected growth companies," commented Mr. Jiang Huai Lin, CEO of China Information Security. "We expect that our listing on the NASDAQ Global Market will enhance our profile in the US capital markets, increase the visibility, liquidity and marketability of our shares and expand our investor base."

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security is focused on the development and implementation of large scale, high-tech information security and 3S (Geographic Information Systems - GIS, Global Positioning Systems - GPS and Remote Sensing - RS) related projects. The Company provides a broad portfolio of fully integrated solutions and services, including Information Security (First Responder Coordination Platform, Intelligent Border Control System and Residence Card Information Management System), 3S (GIS, GPS and RS), and Product Sales and Services. Through its exclusive contractual arrangement with iASPEC Software Company Limited (iASPEC), China Information Security has the licenses to numerous registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.cistchina.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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